Exhibit 99.1

NXT-ID, INC. ANNOUNCES $4,000,000 REGISTERED DIRECT OFFERING AND CONCURRENT PRIVATE PLACEMENT AS PART OF DEBT REDUCTION PROGRAM

MELBOURNE, FL, NOVEMBER 9, 2017 – NXT-ID, INC. (NASDAQ: NXTD), a security technology company, today announced that it has entered into definitive agreements with several institutional investors (including existing investors) to purchase an aggregate of approximately $4,000,000 of shares of common stock in a registered direct offering and common stock warrants to purchase an additional 0.85 shares of common stock in a concurrent private placement. The units of common stock and warrants will be priced at $1.36. The warrants sold in the private placement will be exercisable six months following the date of issuance, will expire on the fifth anniversary of the date they become exercisable, and have an exercise price of $2.00. Upon closing the Company anticipates that it will issue a total of approximately 2.94 million registered common shares and unregistered warrants to purchase approximately 2.50 million common shares.

The offering is expected to yield gross proceeds of $4,000,000, before deducting placement agent fees and other estimated offering expenses. The closing of the offering is expected to take place on or about November 13, 2017, subject to the satisfaction of customary closing conditions.

The Company will use $2,000,000 of the proceeds to reduce the outstanding debt on the Balance Sheet.

Aegis Capital Corp. is acting as the sole placement agent in connection with this offering. Maxim Group LLC is serving as financial advisor to NXT-ID.

This offering is being made pursuant to an effective shelf registration statement (No. 333-203637) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

The unregistered warrants were offered pursuant to the exemption from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder. Such warrants and the common shares issuable upon exercise of such warrants have not been registered under the Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NXT- ID Inc. - Mobile Security for a Mobile World: (NXTD)

NXT-ID, Inc. (NASDAQ: NXTD) provides a comprehensive platform of technology products and services that enable the Internet of Things (IoT). With extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization and sensor technologies, NXT-ID develops and markets groundbreaking solutions for payment and IoT applications. Its industry-leading technology products and solutions include MobileBio®, a suite of biometric solutions that secure consumers' mobile platforms, the Wocket™, a next-generation smart wallet and the Flye, a digital credit card developed in collaboration with WorldVentures.

NXT-ID includes three mobile and IoT-related subsidiaries: LogicMark, LLC, a manufacturer and distributor of non-monitored and monitored personal emergency response systems ("PERS") sold through dealers/distributors and the United States Department of Veterans Affairs; Fit Pay, Inc., a proprietary technology platform that delivers end-to-end solutions to device manufacturers for contactless payment capabilities, credential management, authentication and other secure services within the IoT ecosystem, and 3D-ID LLC, which is engaged in biometric identification and authentication. Learn more about NXT-ID at www.nxt-id.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to NXT-ID, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

NXT- ID Inc Contact:

Corporate info: info@nxt-id.com

Investors:

investors@nxt-id.com

Media:

D. Van Zant

800 665-0411

press@nxt-id.com